UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          OBA Financial Services, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               Maryland                               Being applied for
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


20300 Seneca Meadows Parkway, Germantown, Maryland               20876
--------------------------------------------------            ----------
(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           Pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box.  [ ]

Securities Act registration statement file number to which this form relates:
333-161898
----------

Securities to be registered pursuant to Section 12(b) of the Act.

Common Stock, par value $0.01            The NASDAQ Stock Market, LLC
-----------------------------          -------------------------------
      (Title of Class)                 (Name of Each Exchange on Which
                                        Each Class is to be Registered)


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                ----------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Policy Regarding Dividends," "The Conversion; Plan of Distribution," "Restrictions on Acquisition of OBA Financial Services, Inc." and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009, which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Restrictions on Acquisition of OBA Financial Services, Inc." and "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009, which is incorporated herein by reference.

Item 2.  Exhibits.
-----------------

     1. Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009, which is incorporated herein by reference.

     2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009).

     3. Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009).

     4. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009).

     5. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 (File No. 333-161898), as initially filed September 14, 2009 and as amended on October 30, 2009, November 5, 2009 and November 10, 2009).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       OBA FINANCIAL SERVICES, INC.



Date:   December 30, 2009         By:  /s/ Charles E. Weller
                                       ----------------------------------------
                                       Charles E. Weller
                                       President and Chief Executive Officer